UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement and Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

We entered into an employment agreement with W. Eric Carlborg, dated September 12, 2005, to serve as our new chief financial officer. The board of directors’ appointment of Mr. Carlborg as an executive officer of the Company became effective on September 14, 2005. The employment agreement provides that Mr. Carlborg’s base salary will be $300,000 per year. In addition, we will pay Mr. Carlborg a one-time sign-on bonus of $150,000. If Mr. Carlborg resigns or is terminated for cause during the first year of his employment, he will repay to us a prorated portion of the sign-on bonus. In addition, Mr. Carlborg will be eligible to earn an annual bonus of up to 50% of his base salary based upon corporate performance goals. Mr. Carlborg will, however, receive a guaranteed annual bonus of 50% of his base salary for the 2006 fiscal year if he remains employed by us through the end of such fiscal year.

This agreement is not for a specified term and may be terminated by us or Mr. Carlborg at any time with 30 days prior written notice, provided that we can terminate the agreement immediately and unilaterally in the event that we terminate Mr. Carlborg with cause in accordance with the provisions of the agreement. In addition, if Mr. Carlborg’s employment is terminated by us without cause, we are required to make a severance payment equivalent to six months of Mr. Carlborg’s salary then in effect on the date of his termination, all of Mr. Carlborg’s stock options will continue to vest for a six-month period immediately following Mr. Carlborg’s last day of employment (provided that he executes a consulting agreement with us to extend his service for such six-month period without further payment) and we will continue to pay the premiums for his health benefits for six months after the date of his termination. This severance payment, acceleration of vesting and continuation of benefits is conditioned on Mr. Carlborg executing a general release of all claims he may have against us.

Previously, Mr. Carlborg, age 41, served as a managing director at Merrill Lynch & Co., from July 2001 to October 2004. From January 2000 to June 2001, Mr. Carlborg served as the Chief Financial Officer at IKANO Communications, Inc., a provider of Internet products and services. Mr. Carlborg is a member of the board of directors of Blue Nile, Inc. Mr. Carlborg holds an M.B.A. from the University of Chicago and a B.A. in Economics from the University of Illinois.

We have not entered into any transactions with Mr. Carlborg of the sort described under Item 404 of Regulation S-K, except for the transactions described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: September 14, 2005	By:	/s/ Rex E. Bosen
Rex E. Bosen
Vice President, Finance and Accounting
and Corporate Treasurer